Exhibit 99.1

        Spectrum Brands, Inc. Announces Second Quarter Financial Results

    ATLANTA--(BUSINESS WIRE)--May 2, 2006--Spectrum Brands, Inc. (NYSE: SPC), a global consumer products company with a diverse portfolio of world-class brands, announced diluted earnings per share of one cent and pro forma diluted earnings per share of three cents for its fiscal second quarter ended April 2, 2006, in line with analysts' mean estimates as reported by First Call.
    For comparison purposes, the company estimates that the prior year's pro forma diluted earnings per share would have been 42 cents when adjusted to include the impact of all 2005 and 2006 acquisitions and divestitures for the full fiscal year. See Table 4, "Reconciliation of GAAP to As Adjusted Financial Data," for further detail.
    "We are disappointed by the results from our North American and European battery businesses this quarter, where a decrease in sales volume and high raw material costs, particularly zinc, resulted in significant underperformance to our expectations," said Spectrum Brands Chairman and CEO Dave Jones. "However, we are encouraged by this quarter's good performance from our specialty pet and Remington product portfolios. Our lawn and garden business is poised for a solid performance in the upcoming selling season with consumer purchases at retail up ten percent, although inventory management initiatives by some of our largest retail customers had a negative impact on Q2 lawn and garden sales."
    "With a challenging second quarter behind us, we are now moving forward with a renewed focus on organic sales growth, aggressive cost management and debt reduction. Through the various restructuring activities we have previously announced, we are committed to aggressively pursuing cost management initiatives throughout our organization designed to achieve $150 million in annual cost savings by the end of fiscal 2007. At the same time, we are increasing our focus on sales growth and investing in our brands through new product development and increased advertising."
    Financial results for the quarter ended April 2, 2006 include results from United Industries, acquired on February 7, 2005, Tetra Holding GmbH, acquired on April 29, 2005, and Jungle Labs, acquired on September 1, 2005. Financial results for periods prior to the acquisition dates exclude United, Tetra and Jungle. On January 25, 2006 Spectrum Brands divested its Canadian fertilizer technology and professional products businesses. As a result of this sale the company has reported the second quarter results of these businesses as discontinued operations in the condensed consolidated statements of operations for both 2006 and 2005.
    Pro forma diluted EPS and other pro forma results referenced in this release exclude the impact of certain items detailed in the attached Table 3, "Reconciliation of GAAP to Pro Forma Financial Data," and Table 5, "Reconciliation of GAAP to Pro Forma EPS Guidance." In addition, the company has provided certain information to assist investors in better understanding the seasonality of its ongoing business. This information, a representation of fiscal 2005 quarterly results adjusted to include the acquisitions of United, Tetra and Jungle Labs, and the divestiture of the Canadian fertilizer technology and professional products businesses, can be found on the company's website. A summary of this information for the second quarter of fiscal 2005 is provided in the attached Table 4, "Reconciliation of GAAP to As Adjusted Financial Data."

    Second Quarter Results

    Spectrum Brands' second quarter net sales were $625.1 million, as compared to $521.0 million for the same period last year. Revenue contribution from acquisitions was $118.6 million. Unfavorable currency translation impacted sales by a net $6.9 million. When compared to management's estimates of fiscal year 2005 revenue adjusted to include all acquisitions and dispositions for the full period, net sales declined by four percentage points.
    Gross profit for the quarter was $233.7 million versus $185.6 million for the same period last year. Cost of goods sold during the quarter included $0.4 million in restructuring and related charges, and 2005 second quarter results included a $27.7 million inventory valuation charge associated with the United acquisition. Excluding these charges, gross profit margin for the second quarter was 37.5 percent versus 40.9 percent for the same period last year. The decline in gross margin percentage resulted primarily from lower sales in the global battery business and increased raw material costs. Management's estimate of gross profit in fiscal year 2005's second quarter, when adjusted to include all acquisitions and dispositions, is $269.9, or
41.4 percent of net sales.
    Operating income was $38.7 million versus fiscal 2005's second quarter operating income of $33.1 million. Operating expenses in 2006 included restructuring and related charges of $6.1 million primarily related to the integration of United and rationalization of the company's European sales and marketing organization. In 2005 operating expenses included $0.2 million in restructuring and related charges resulting from the United acquisition. Pro forma operating income for the second quarter was $44.9 million, or 7.2 percent of sales, compared to $61.0 million, or 11.7 percent of sales last year. Management's estimate of operating income in fiscal year 2005's second quarter, when adjusted to include all acquisitions and dispositions, is $70.1, or 10.7 percent of net sales.
    Second quarter interest expense was $42.9 million as compared to $39.0 million last year. Total debt at April 2, 2006 was $2.3 billion. The company generated approximately $100 million in cash proceeds during the quarter from the divestiture of the Canadian fertilizer technology and professional products businesses and sale of other assets.

    Second Quarter Segment Results

    North American net sales were $315.8 million compared with $280.6 million reported last year. When 2005 results are adjusted to include all acquisitions and divestitures for the full year, net sales show a year over year decline of three percent. Battery and lighting sales declined 20 percent as recovery of alkaline battery sales under the company's new "Performance Guaranteed" marketing program was slower than anticipated and retail inventory reductions on the part of several large customers negatively impacted sales. Remington branded product sales improved by 23%, as the company grew market share in all categories, including men's and women's shaving and grooming and personal care. Although consumer purchases of Spectrum Brands lawn and garden products at retail showed positive growth of ten percent during the second quarter, reported lawn and garden sales declined one percent versus year ago standalone results for United Industries as a result of retail customers' inventory reduction programs. North American segment profits were $39.4 million versus $33.7 million reported last year.
    European/ROW net sales were $117.2 million versus $144.3 million reported last year, including $9.8 million of negative currency impact. An unfavorable product mix shift from branded to private label battery sales and from higher margin specialty retail distribution channels to lower margin food and mass channels was the primary driver of a 17 percent local currency sales decline in batteries and lighting. Sales of Remington products grew by 13 percent in local currency, a result of strong penetration gains in continental Europe. Segment profitability for the quarter was $6.6 million compared with $19.4 million last year, primarily attributable to lower sales volume and higher raw material costs.
    In Latin America, net sales increased to $54.3 million as compared to $49.6 million in the second quarter last year. Sales growth was driven by favorable currency of $3.4 million, combined with the successful introduction of Remington branded products in this region and modest growth in battery sales. Latin American segment profitability of $3.3 million compares to last year's $3.6 million, attributable to rising commodity prices and higher selling and marketing expenses.
    In 2006, Spectrum Brands created the Global Pet segment, a new business segment for reporting purposes, comprising United Pet Group, Tetra and Jungle Labs, all of which were acquired during 2005. The Global Pet segment contributed net sales of $137.8 million and segment profits of $21.6 million during the second quarter. This compares to segment revenues of $132.8 million and segment profits of $20.6 million in the second fiscal quarter of last year when adjusted to include acquisitions for the full quarter. Excluding unfavorable currency translation of $2.5 million, Global Pet revenues increased six percent compared with last year's standalone adjusted results as the company continued to generate strong growth in companion pet sales and saw a return to growth in its aquatics business.
    Corporate expenses were $25.7 million, or 4.1 percent of net sales, as compared to $23.3 million, or 4.5 percent of net sales, in the prior year period. Increased research and development expense and expansion of the Asian global operations support infrastructure were partially offset by lower corporate compensation expense.
    Based on its second quarter results, Spectrum Brands has notified its lenders that the company is not in compliance with certain debt covenants required under its senior credit facility, and has entered into discussions with its lenders to address possible remedies. The company anticipates no problems with liquidity or ongoing cash generation and will update investors when discussions are completed.

    Financial Outlook

    Looking to the second half of fiscal 2006, the company expects continuing challenges in the European battery market, gradually improving battery results in North America, and low to mid single digit sales growth from its shaving, grooming, personal care, lawn and garden and specialty pet categories. Commodity costs are projected to remain at current high levels for the balance of the year. Taking into account these and other assumptions, the company's latest forecast for fiscal year 2006 results indicates net sales of approximately $2.6 billion and pro forma fully diluted earnings per share of between $0.90 and $1.00. See Table 5, "Reconciliation of GAAP to Pro Forma Earnings Guidance."

    Webcast Information

    Spectrum Brands management will discuss second quarter financial results in a live webcast on Tuesday, May 2, at 8:30 a.m. EDT.
Interested investors and others can access this webcast through the company's website, www.spectrumbrands.com.

    Non-GAAP Measurements

    Throughout this release, references are made to pro forma gross profit, pro forma operating income, pro forma net income and pro forma diluted EPS. See attached Table 3, "Reconciliation of GAAP to Pro Forma Financial Data," for a complete reconciliation of gross profit, operating income, net income and diluted EPS on a GAAP basis to pro forma gross profit, pro forma operating income, pro forma net income and pro forma diluted EPS. The company also maintains a reconciliation of GAAP financial reporting to pro forma results in the Investor Relations section of its website, which may be found at www.spectrumbrands.com.
    Spectrum Brands management and some investors use pro forma results of operations as one means of analyzing the company's current and future financial performance and identifying trends in its financial condition and results of operations. Spectrum Brands provides pro forma information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of on-going core operations. While management believes these pro forma results provide useful supplemental information, pro forma results are not intended to replace the company's GAAP financial results and should be read in conjunction with those GAAP results.

    About Spectrum Brands, Inc.

    Spectrum Brands is a global consumer products company and a leading supplier of batteries, lawn and garden care products, specialty pet supplies, shaving and grooming products, household insecticides, personal care products and portable lighting. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates approximately $2.6 billion in annual revenues and has approximately 9,800 employees worldwide. The company's stock trades on the New York Stock Exchange under the symbol SPC.
    Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending,
(2) changes in consumer demand for the various types of products Spectrum Brands offers, (3) changes in the general economic conditions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation, consumer spending and raw material costs, (4) the company's ability to successfully implement manufacturing, distribution and other cost efficiencies, and various other factors, including those discussed herein and those set forth in Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K and Form 10-Q.

    Attached

    Table 1 - Condensed Consolidated Statements of Operations

    Table 2 - Supplemental Financial Data

    Table 3 - Reconciliation of GAAP to Pro Forma Financial Data

    Table 4 - Reconciliation of GAAP to As Adjusted Financial Data

    Table 5 - Reconciliation of GAAP to Pro Forma EPS Guidance



                                Table 1
                         SPECTRUM BRANDS, INC.
            Condensed Consolidated Statements of Operations
  For the three and six months ended April 2, 2006 and April 3, 2005
                              (Unaudited)
                (In millions, except per share amounts)


                       THREE MONTHS             SIX MONTHS
               -------------------------------------------------------
                F2006  F2005 (a) INC(DEC) F2006    F2005 (a)  INC(DEC)
               ------- ---------    %    --------  ---------     %
Net sales      $625.1    $521.0    20.0% $1,245.1  $1,011.7      23.1%
Cost of goods
 sold           391.0     335.4             766.4     627.8
Restructuring
 and related
 charges          0.4         -               1.7         -
               -------   -------          --------  --------
  Gross profit  233.7     185.6    25.9%    477.0     383.9      24.3%

Selling         134.5     106.2             265.5     206.6
General and
 administrative  46.8      39.0              94.2      69.7
Research and
 development      7.6       7.1              15.0      13.2
Restructuring
 and related
 charges          6.1       0.2              11.3       0.2
               -------   -------          --------  --------

Total operating
 expenses       195.0     152.5             386.0     289.7

   Operating
    income       38.7      33.1    16.9%     91.0      94.2      -3.4%

Interest
 expense         42.9      39.0              84.3      55.9
Other income,
 net             (7.4)     (0.1)             (5.9)     (0.2)
               -------   -------          --------  --------

  Income (loss)
   from
   continuing
   operations
   before
   income taxes   3.2      (5.8)             12.6      38.5

Income tax
 expense
 (benefit)        1.1      (2.2)              4.4      14.2
               -------   -------          --------  --------

  Income (loss)
   from
   continuing
   operations     2.1      (3.6)              8.2      24.3

(Loss) income
 from
 discontinued
 operations,
 net of tax      (1.5) (b)  1.7 (b)          (5.3) (b)  1.7 (b)
               -------   -------          --------  --------

   Net income
    (loss)       $0.6     $(1.9)             $2.9     $26.0
               =======   =======          ========  ========

Average shares
 outstanding
 (c)             49.5      43.2              49.5      38.7

Income (loss)
 from
 continuing
 operations     $0.04    $(0.08)            $0.17     $0.63
Discontinued
 operations     (0.03)     0.04             (0.11)     0.04
               -------   -------          --------  --------
Basic earnings
 (loss) per
 share          $0.01    $(0.04)            $0.06     $0.67
               =======   =======          ========  ========

Average shares
 and common
 stock
 equivalents
 outstanding (c) 51.0      43.2 (d)          50.8      40.3

Income (loss)
 from
 continuing
 operations     $0.04    $(0.08)            $0.16     $0.60
Discontinued
 operations     (0.03)     0.04             (0.10)     0.04
               -------   -------          --------  --------
Diluted
 earnings
 (loss) per
 share          $0.01    $(0.04)            $0.06     $0.64
               =======   =======          ========  ========


(a) As of September 30, 2005 and for the three and six months ended April 3, 2005, amounts have been reclassified to present the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro.

(b) For the three and six months ended April 2, 2006 and April 3, 2005, reflects the discontinued operations of the fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro for which the Company discontinued operations as of September 30, 2005.

(c) Per share figures calculated prior to rounding in millions.

(d) For the three months ended April 3, 2005, the Company did not assume the exercise of common stock equivalents as the impact would have been antidilutive.




                               Table 2
                        SPECTRUM BRANDS, INC.
                     Supplemental Financial Data
  For the three and six months ended April 2, 2006 and April 3, 2005
                             (Unaudited)
                           ($ In millions)



Supplemental Financial Data         F2006    F2005
---------------------------       -------- ---------
Cash                              $   14.6 $   44.3

Trade receivables, net            $  391.2 $  424.2
  Days Sales Outstanding (a)            49       56

Inventory, net                    $  485.6 $  481.6
  Inventory Turnover (b)               3.3      3.3

Total Debt                        $2,282.7 $1,940.6

                                     THREE MONTHS       SIX MONTHS
                                  ------------------------------------
Supplemental Cash Flow Data         F2006    F2005    F2006    F2005
---------------------------       -------- -------- -------- ---------
Depreciation and amortization,
 excluding amortization of debt
     issuance costs               $   18.5 $   13.5 $   36.2 $   22.8

Capital expenditures              $   18.8 $   13.6 $   30.3 $   20.7

                                      THREE MONTHS      SIX MONTHS
                                  ------------------------------------
Supplemental Segment Sales &
 Profitability                      F2006    F2005    F2006    F2005
----------------------------      -------- -------- ------------------

Net Sales
---------
   North America                  $  315.8 $  280.6 $  560.4 $  496.4
   Europe/ROW                        117.2    144.3    299.8    366.6
   Latin America                      54.3     49.6    114.3    102.3
   Global Pet                        137.8     46.5    270.6     46.4
                                   -------- -------- -------- --------
       Total net sales            $  625.1 $  521.0 $1,245.1 $1,011.7
                                   ======== ======== ======== ========

Segment Profit
--------------
   North America                  $   39.4 $   33.7 $   64.3 $   74.9
   Europe/ROW                          6.6     19.4     37.2     55.4
   Latin America                       3.3      3.6     10.0      9.3
   Global Pet                         21.6     (0.1)    41.8     (0.1)
                                   -------- -------- -------- --------
       Total segment profit           70.9     56.6    153.3    139.5

   Corporate                          25.7     23.3     49.3     45.1
   Restructuring and related
    charges                            6.5      0.2     13.0      0.2
   Interest expense                   42.9     39.0     84.3     55.9
   Other income, net                  (7.4)    (0.1)    (5.9)    (0.2)
                                   -------- -------- -------- --------

       Income (loss) from
        continuing operations
        before income taxes       $    3.2 $   (5.8)$   12.6 $   38.5
                                   ======== ======== ======== ========


(a)  Reflects actual days sales outstanding at end of period.

(b) Reflects cost of sales (excluding restructuring and related charges) during the quarter divided by average inventory for the quarter, multiplied by four.




                               Table 3
                        SPECTRUM BRANDS, INC.
          Reconciliation of GAAP to Pro Forma Financial Data
      For the three months ended April 2, 2006 and April 3, 2005
                             (Unaudited)
               (In millions, except per share amounts)

                                THREE MONTHS
          ------------------------------------------------------------
                     F2006                           F2005
          ------------------------------------------------------------
                        Pro                         Pro
               As       Forma       Pro    As       Forma       Pro
               Reported Adjustments Forma  Reported Adjustments Forma

Net sales      $625.1      $-       $625.1   $521.0     $-     $521.0

Gross profit    233.7     0.4  (a)   234.1    185.6   27.7  (b) 213.3
Gross profit
 % of sales      37.4%                37.5%    35.6%             40.9%

Operating
 expenses       195.0     5.8  (c)   189.2    152.5    0.2  (d) 152.3
Operating
 income          38.7     6.2         44.9     33.1   27.9       61.0
Operating
 income % of
 sales            6.2%                 7.2%     6.4%             11.7%

Income (loss)
 from
 continuing
 operations
 before
 income taxes     3.2    (0.9) (e)     2.3     (5.8)  39.9  (f)  34.1
Income (loss)
 from
 continuing
 operations       2.1    (0.6)         1.5     (3.6)  25.0       21.4

(Loss) income
 from
 discontinued
 operations,
 net of tax      (1.5)    1.5            -      1.7   (1.7)         -

   Net income
    (loss)        0.6     0.9          1.5     (1.9)  23.3       21.4

Basic
 earnings
 (loss) per
 share (g)      $0.01   $0.02        $0.03   $(0.04) $0.54      $0.50
             =========================================================


Diluted
 earnings
 (loss) per
 share (g)      $0.01   $0.02        $0.03   $(0.04) $0.51  (h) $0.47
             =========================================================


(a) For the three months ended April 2, 2006, reflects restructuring and related charges incurred during the period.

(b) For the three months ended April 3, 2005, reflects an inventory valuation adjustment related to the fair value write- up of United inventory in accordance with the requirements of SFAS 141.

(c) For the three months ended April 2, 2006, includes $3.0 million and $3.1 million of restructuring and related charges incurred during the period in connection with (i) the United integration and (ii) a series of actions in Europe to reduce operating costs and rationalize operating structure, respectively. In addition, operating expenses include a $0.3 million benefit related to expiring penalties, associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, which expired in the current period.

(d) For the three months ended April 3, 2005, reflects restructuring and related charges associated with the United acquisition.

(e) For the three months ended April 2, 2006, other income, net includes a $7.9 million gain on sale of the Company's Bridgeport, CT and Madison, WI manufacturing facilities. In addition, interest expense includes $0.8 million related to interest charges associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products.

(f) For the three months ended April 3, 2005, interest expense includes $12.0 million related to the write-off of debt issuance costs associated with debt refinanced in connection with the United acquisition.

(g) Per share figures calculated prior to rounding in millions.

(h) Pro forma earnings per share calculation for the three months ended April 3, 2005 assumes diluted shares outstanding of 45.0 million.




                        SPECTRUM BRANDS, INC.
          Reconciliation of GAAP to Pro Forma Financial Data
       For the six months ended April 2, 2006 and April 3, 2005
                             (Unaudited)
               (In millions, except per share amounts)

                                   SIX MONTHS
             ---------------------------------------------------------

                         F2006                         F2005
             ---------------------------------------------------------
                        Pro                         Pro
               As       Forma       Pro    As       Forma       Pro
               Reported Adjustments Forma  Reported Adjustments Forma

Net sales    $1,245.1     $-     $1,245.1 $1,011.7     $-    $1,011.7

Gross profit    477.0    1.9 (a)    478.9    383.9    27.7 (b)  411.6
Gross profit
 % of sales      38.3%               38.5%    37.9%              40.7%

Operating
 expenses       386.0    11.0 (c)    375.0    289.7   (0.3) (d) 290.0
Operating
 income          91.0    12.9        103.9     94.2   27.4      121.6
Operating
 income % of
 sales            7.3%                 8.3%     9.3%             12.0%

Income from
 continuing
 operations
 before
 income taxes    12.6     6.7 (e)     19.3     38.5   39.4 (f)   77.9
Income from
 continuing
 operations       8.2     4.3         12.5     24.3   24.8       49.1

Loss from
 discontinued
 operations,
 net of tax      (5.3)    5.3            -      1.7   (1.7)         -

  Net income      2.9     9.6         12.5     26.0   23.1       49.1

Basic
 earnings per
 share (g)      $0.06   $0.19        $0.25    $0.67  $0.60      $1.27
             =========================================================


Diluted
 earnings per
 share (g)      $0.06   $0.19        $0.25    $0.64  $0.57       $1.21
             =========================================================


(a) For the six months ended April 2, 2006, includes $1.7 million of restructuring and related charges and an inventory valuation adjustment of $0.2 million related to the fair value write-up of Jungle Labs inventory in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations."

(b) For the six months ended April 3, 2005, reflects an inventory valuation adjustment related to the fair value write-up of United inventory in accordance with the requirements of SFAS 141.

(c) For the six months ended April 2, 2006, includes $7.7 million and $3.6 million of restructuring and related charges incurred during the period in connection with (i) the United integration and (ii) a series of actions in Europe to reduce operating costs and rationalize operating structure, respectively. In addition, operating expenses include a $0.3 million benefit related to expiring penalties, associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, which expired in the current period.

(d) For the six months ended April 3, 2005, operating expenses include a $1.6 million gain on sale of land and building, offset by a $1.1 million charge related to the disposal of our Madison, WI manufacturing facility, closed in fiscal 2003. Also includes $0.2 million of restructuring and related charges incurred during the period associated with the United acquisition.

(e) For the six months ended April 2, 2006, other income, net includes a $7.9 million gain on sale of the Company's Bridgeport, WI and Madison, WI manufacturing facilities. In addition, interest expense includes $1.7 million related to interest charges associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products.

(f) For the six months ended April 3, 2005, interest expense includes $12.0 million related to the write-off of debt issuance costs associated with debt refinanced in connection with the United acquisition.

(g) Per share figures calculated prior to rounding in millions.



                               Table 4
                        SPECTRUM BRANDS, INC.
         Reconciliation of GAAP to As Adjusted Financial Data
               For the three months ended April 3, 2005
                             (Unaudited)
               (In millions, except per share amounts)

             ---------------------------------------------------------

                                        F2005
             ---------------------------------------------------------
                                                             Pro Forma
                As     Pro Forma       Pro                       As
              Reported Adjustments     Forma  Adjustments(a)  Adjusted

Net sales      $521.0          $-     $521.0      $131.3     $652.3

Gross profit    185.6        27.7(b)   213.3        56.6(c)   269.9
Gross profit
 % of sales      35.6%                  40.9%                  41.4%

Operating
 expenses       152.5         0.2(d)   152.3        47.5(e)   199.8
Operating
 income          33.1        27.9       61.0         9.1       70.1
Operating
 income % of
 sales            6.4%                  11.7%                  10.7%

(Loss) income
 from
 continuin
xxxxxxxxxxxxxxxxxxxxxx
g
 operations
 before
 income taxes    (5.8)       39.9(f)    34.1        (1.6)(g)   32.5
Net (loss)
 income from
 continuing
 operations      (3.6)       25.0       21.4        (0.3)(h)   21.1

Income (loss)
 from
 discontinued
 operations,
 net of tax       1.7        (1.7)         -           -          -

  Net (loss)
   income        (1.9)       23.3       21.4        (0.3)      21.1

Diluted
 average
 shares
 outstanding
 (i)             43.2                   43.2                   50.4(j)


Diluted
 (loss)
 earnings per
 share from
 continuing
 operations
 (i)           $(0.04)      $0.51      $0.47                  $0.42
             ================================                =======

(a) Includes the results of operations for the following as if such entity was acquired on October 1, 2004:

    --  United, from its Unaudited Consolidated Statement of
        Operations for the three month period ended December 31, 2004.

    -- Tetra, from its Unaudited Consolidated Statement of Operations for the three month period ended December 31, 2004.

    --  Firstrax, from its Unaudited Consolidated Statement of
        Operations for the three month period ended December 31, 2004.

    --  Jungle, from its Unaudited Consolidated Statement of
        Operations for the three month period ended December 31, 2004.

(b) Represents a charge for the fair value adjustment applied to United's acquired inventory.

(c) Excludes non-recurring transaction related costs incurred by United in January 2005.

(d) Represents restructuring and related charges associated with the United acquisition.

(e) Excludes transaction costs related incurred by United in January 2005 and includes the impact on amortization of Spectrum Brands' acquisitions of United, Tetra, Firstrax and Jungle.

(f) Includes debt issuance costs written off related to the debt financing that occurred in connection with Spectrum Brands' acquisition of United.

(g) Includes interest expense associated with the debt issued and refinanced in connection with the acquired companies. Such debt and resulting interest expense has been reduced as a result of applying the net proceeds from the sale of the Nu-Gro Pro and Tech businesses as if such sale occurred on October 1, 2004.

(h) Includes an adjustment to income tax expense to arrive at an adjusted 2005 effective tax rate of 35 percent.

(i) Per share figures calculated prior to rounding in millions.

(j) Increase to weighted shares outstanding due to the assumed issuance of 13.75 million shares of Spectrum Brands common stock on October 1, 2004.





                               Table 5
                        SPECTRUM BRANDS, INC.
           Reconciliation of GAAP to Pro Forma EPS Guidance
     Estimate of EPS for the Fiscal Year Ended September 30, 2006
                             (Unaudited)

                                                           F2006
                                                     -----------------

Diluted earnings per share                              $0.35 - $0.40

Pro forma adjustments, net of tax:

Discontinued operations                              $(0.10) - $(0.10)

Gain on sale of facilities                              $0.10 - $0.10

Estimated restructuring and related charges and
 other non-recurring items                              $0.55 - $0.60
                                                     -----------------


Pro forma diluted earnings per share                    $0.90 - $1.00
                                                     =================




    CONTACT: Spectrum Brands
             Investor Relations
             Nancy O'Donnell, 770-829-6208
             or
             Media Relations
             Ketchum for Spectrum Brands
             David Doolittle, 404-879-9266